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HSBC Bank USA                              Precious Metals Depository Agreement
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                              DEPOSITORY AGREEMENT
                              --------------------

         DEPOSITORY AGREEMENT, dated as of [April __, 2004] by and between First Eagle Variable Funds, an investment company registered as such under the Investment Company Act of 1940 as amended ("1940 Act") and organized as a statutory trust under the laws of the State of Delaware (the "Depositor"), on behalf of its sole series, the First Eagle Overseas Variable Fund, and HSBC Bank USA, a state-chartered, Federal Reserve member bank organized under the laws of the State of New York (the "Depository").

         WHEREAS, Depository has provided Depositor's Board of Director with materials fairly describing its financial position, experience with respect to the safekeeping of precious metals, physical security measures, access procedures and controls and similar factors relevant to its appointment hereunder, collectively, ("Depositor Due Diligence Material ") and Depositor's Board of Directors has reviewed and considered such materials.

         NOW THEREFORE:

                                    Section 1
                                    ---------

                            Appointment of Depository
                            -------------------------

         Section 1.1. The Depositor hereby appoints the Depository as custodian of the metals described in each Safekeeping Advice (the "Precious Metals") which the Depository will issue from time to time in accordance with Section 2.2 hereof during the term of this Agreement.

         Section 1.2. The Depository hereby accepts appointment as such custodian of the Precious Metals and agrees to perform its duties in respect thereof pursuant to the provisions of this Agreement. In this regard, Depository represents that it is, and will continue to be, a bank having the qualifications required by section 17(f) of the 1940 Act to serve as a custodian to a registered investment company.

              Section 1.3 The Depository will provide Depositor's Board of Directors with such updated and/or supplemented Depositor due diligence materials as Depositor may reasonably request, such materials generally to be provided quarterly.

                                    Section 2
                                    ---------

               Control, Receipt and Storage of the Precious Metals
               ---------------------------------------------------

         Section 2.1. Control over the Precious Metals shall be and shall remain vested in the Depositor.

         Section 2.2. Each delivery of Precious Metals to the Depository shall be evidenced by a completed Safekeeping Advice, substantially in the form of Exhibit A attached hereto; and delivery of the Precious Metals by the Depository to the Depositor, or to a party designated by the Depositor pursuant to Section VII hereof, shall be evidenced by a completed Safekeeping Withdrawal Advice substantially in the form of Exhibit B attached hereto. Depository shall provide promptly to Depositor copies of each such Advice or other transaction statements.

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         Section 2.3. The Depository shall receive, hold and keep the Precious
Metals in the Depository's custody at its premises located at 452 Fifth Avenue, New York, New York. and/or 425 Saw Mill River Road, Ardsley, New York. The Depository will not be responsible for the Precious Metals until they are actually delivered to and received by the Depository at its premises.

                                    Section 3
                                    ---------

                         Responsibilities of Depository
                         ------------------------------

         Section 3.1. The Depository shall be responsible for the safekeeping of the Precious Metals in the form and condition in which they are delivered to the Depository while they are in the possession or under the control of the Depository, at all times in accordance with reasonable industry practice regarding the safekeeping of such materials. The Depository shall keep the Precious Metals separately identified and segregated and shall mark in an appropriate manner the Precious Metals held for the Depositor. The Depository shall, at all times during its business hours, permit any person designated on
Schedule I ("Designated Persons Schedule") attached hereto or any other person designated by the written request of the Depositor, including for this purpose, authorized representatives of the Depositor's independent auditors (collectively, "Designated Persons"), to have access to the Precious Metals for the purpose of inspection and taking inventory thereof.

         Section 3.2. The Depository shall send to the Depositor monthly (i) a statement summarizing each receipt and each delivery of the Precious Metals held by it for the Depositor during such period, and (ii) a detailed statement of the Precious Metals held by the Depository pursuant to this Agreement during the period covered by such statement certified by an officer of the Depository. Unless the Depositor objects by written notice to the Depository which is received by the Depository within 10 business days after such statement is sent to the Depositor, such statement shall be conclusive and binding on the Depositor. The books, accounts and records of the Depository pertaining to its actions pursuant to this Agreement shall be kept open to inspection and audit during reasonable business hours by Designated Persons.

         Section 3.3. The Depository shall, as warehouseman, acknowledge receipt from the Depositor of the Precious Metals and may, at its option, record certain specifications indicated on the Precious Metals Other than in connection with the duties undertaken at the Depositor's request pursuant to section 3.6 hereof, the Depository is not responsible for the authenticity of markings on or for the weight, fineness or contents of any of the Precious Metals, packages or sealed containers delivered to Depository by the Depositor.

         Section 3.4. Delivery of the Precious Metals to the Depository will be at the Depositor's expense. The Depositor shall pay or reimburse the Depository from time to time for any taxes or other governmental charges payable, and actually paid, by the Depository upon storage or transfers of the Precious Metals made hereunder, and for all other usual, necessary and proper disbursements and expenses made or incurred by the Depository in its performance of this Agreement.

         Section 3.5. The Depositor agrees to indemnify and hold harmless the Depository from and against any loss, damage, taxes, charges, expenses, assessments, claims or liabilities, including reasonable counsel fees, incurred by it as a result of its performance of this Agreement, except such as

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may arise from its own gross negligence, willful default or misconduct or reckless disregard of the duties and obligations hereunder.

         Section 3.6. Upon the request of the Depositor and at the Depositors' expense, the Depository will undertake to do the following:

         3.6(a) Weigh and incise bars not marked to industry standard and produce authorized bar and weight listings for corresponding material.

         3.6(b) Assay sample bars from a Depositor's inventory by an approved assayer or transport such bars to a refinery in order to verify content.

         3.6(c) Segregate a client's Precious Metals according to collateral requirements and confirm such action with a lending bank or financial institution. Timely release of the Precious Metals will be effected once the loan agreement is completed.

         Section 3.7. Neither Depository nor Depositor shall be responsible for delays or failures in performance resulting from acts beyond the control of such party, provided that any party disclaiming responsibility under this section 3.7 shall have taken reasonable measures designed to minimize the impact of the particular act. Such acts shall include but not be limited to acts such as God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes or other disasters.

                                    Section 4
                                    ---------

                    Delivery of Precious Metals by Depositor
                    ----------------------------------------

         Section 4.1. From time to time during the term of this Agreement and in accordance with instructions of the Depositor and at the Depositor's expense, the Depository will deliver, or cause to be delivered, Precious Metals to the persons named and by the method of shipment or delivery set forth in such instructions subject to the following terms:

         4.1(a) Upon Depositor's request for a withdrawal, Depository will assign the earliest available date to effect such withdrawal, which date shall be no later than five business days from the date of request or a later date agreed to by the parties.

         4.1(b) Requests for withdrawals of small shipments (10 items or less) may be made by telephone followed by written request. All other preliminary requests must be made in writing, containing the information stipulated in Section 4.1 (c) hereof and received by the Depository signed by a duly authorized Designated Person, or by tested telex or facsimile transmission.

                  If a withdrawal involves receipted material, receipts must be properly endorsed and delivered to the Depository at least one full day prior to the shipment date for small shipments, and at least five full days prior to shipment date for shipments involving more than 100 items (100 receipts for COMEX Silver).

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         4.1(c)   The following information will be required for releasing
                  materials:

                      a. Bar list, receipt list or proper identification of
                         material
                      b. Gross weight of each item (if applicable)
                      c. Total number of items
                      d. Total gross weight of shipment
                      e. Date agreed to by Depository for shipment
                      f. Carrier to be used (if applicable)
                      g. Any special packaging instructions

         4.1(d) Depository will prepare and deliver material to the United States Post Office for delivery through the U.S. Postal System pursuant to the rules and regulations thereof.

                  Fees for this service will be specified on Schedule 11 hereto (the "Fee Schedule").

         4.1(e) Given one full business day's notification, Depository will pick up or deliver any reasonably sized shipment between our vault and any point within the borough of Manhattan via armored carrier. Fees for this service are available upon request.

         Section 4.2. The Depository will prepare and complete all shipping documents and, upon delivery of the Precious Metals, send a complete set of such documents to the Depositor.

         4.2(a) Upon notification of an incoming overseas shipment by the client, Depository will arrange for customs clearance, entry fees and bonding, and insured transportation from Port of Entry to Depository's vault. Charges for the Customs Entry Service are available upon request.

         4.2(b) The rates quoted for Customs Entry Service are for arrivals between the hours of 8 AM and 6 PM. Shipments arriving between the hours of 6 PM and 8 AM will be subject to premiums and are available upon request.

                                    Section 5
                                    ---------

                                      Fees
                                      ----

         Section 5.1. The Depository's fees for performing services pursuant to this Agreement will be in accordance with the attached Fee Schedule and shall be due and payable upon receipt of invoice..

         Section 5.2. Rates for storage and withdrawal of commodities traded on exchange receipts for which Depository is a licensed depository cannot be offered at a discount. These rates are on file with each licensing exchange. Depository has the right to change any or all of these rates by giving 90 days prior notice to the appropriate exchange. In the event of a rate change, the exchange will inform its clearing members of the new rates and effective dates.

         Section 5.3. Withdrawal charges quoted are for preparation and release of shipments only. Charges for pallets, strapping, special packing or other materials required will be added to the fees in the basic agreement.


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         Section 5.4. Depositor giving authorization to transfer funds from a demand deposit account will have its account debited within three business days of invoice date.

         Section 5.5. In the event that payment has not been received within thirty (30) days of the invoice date, Depository reserves the right to review the credit status of Depositor and to institute an interest charge on any outstanding balance from the billing date at a rate of 1.5% per month 18% per year).

             Section 5.6 Depositor must notify Depository of any billing errors or disputed charges within sixty (60) days of the invoice date or will thereby assume responsibility for charges including interest until notification of error is given.

             Section 5.7 The Depositor hereby agrees that Depository shall have a lien upon the Precious Metals held for Depositor in an amount equal to any fees owed to Depository by Depositor, provided, however, that Depository shall not permit any creditor of Depository to establish or maintain any security interest, lien or other claim upon the Precious Metals held for the Depositor.

                                    Section 6
                                    ---------

                                   Termination
                                   -----------

         Section 6.1. This Agreement may be terminated by the Depositor by giving written notice to the Depository specifying the date of such termination, which shall be not less than thirty days after the date of such notice, or by the Depository by giving written notice to the Depositor specifying the date of such termination, which shall not be less than ninety days after the date of such notice. In the event notice of termination is given by the Depositor, the Depositor shall designate therein a successor depository, and the Depository shall follow the directions of the Depositor to deliver the Precious Metals to such successor depository at Depositor's expense. In the event such notice is given by the Depository the Depositor shall, on or before the termination date, deliver to the Depository a designation of a successor depository and instructions to deliver the Precious Metals to such successor depository at Depository's expense.

         Section 6.2. Upon the date set forth in any notice of termination given pursuant to Section 6.1 above, this Agreement shall terminate. On such date, the Depository shall deliver directly to the successor depository (or, if there is no successor depository, the Depositor) all of the Precious Metals held by it as Depository, and the Depositor shall pay Depository all fees, expenses and other amounts to which it is entitled pursuant to the terms of this Agreement.

         Section 6.3. In the event that the Depository shall become incapable of performing as custodian pursuant hereto, or shall be dissolved, adjudged a bankrupt or insolvent or a trustee, receiver or conservator of the Depository or its property shall be appointed or an application for any of the foregoing is files, or if control of the Depository or its officers or directors be taken over by any governmental or other public authority or officer, then this Agreement shall automatically terminate and the Depository or any trustee, receiver or conservator shall deliver to the Depositor or a successor depository all of the Precious Metals held by the Depository pursuant hereto upon payment by the Depositor of all fees,

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expenses and other amounts as to which the Depository is entitled pursuant to the terms of this Agreement.

         Section 6.4. A successor depository resulting from the provisions of
Section 6. 1, 6.2 or 6.3 shall be vested with all the powers, duties and obligations of its predecessor under this Agreement and any amendments thereof, and shall succeed to all exemptions and privileges of its predecessor under this Agreement and any amendments thereof.

         Section 6.5. The termination of this Agreement shall not affect the obligations of either party to the other party which arise or accrue prior to the date of termination hereof.

                                    Section 7
                                    ---------

                               Designated Persons
                               ------------------

         The following entitled Designated Persons must meet the following conditions:

         i.   List must be on company/personal letterhead.

         ii. Designated Persons' names must be typed or printed, then signed by the individuals.

         iii. Instructions must be included (i.e. multiple signatures required for withdrawals).

         iv. Authorization letter must be signed by an officer of the Depositor.

         Changes in the list of Designated Persons must be submitted to Depository immediately.

         Section 7.1. Depositor must provide a listing of individuals authorized to transact business involving materials held by Depository. This list shall be attached to this Agreement as Schedule 1.

         Section 7.2. The Depository shall be entitled to rely upon any notice or other instrument in writing received by the Depository from Designated Persons and reasonably believed by the Depository in good faith to be genuine.

         Section 7.3. Depositor will hold harmless and indemnify Depository for any transaction made by Depository upon the instructions whether written or by facsimile transmission of an individual not properly removed by Depositor from the Designated Persons list.

                                    Section 8
                                    ---------

                                  Confidential
                                  ------------

         Section 8.1. Depositor agrees that it will not divulge to third parties, without the written consent of Depository or as maybe required by law, any confidential information of Depository attained from or through same in connection with the performance of this Agreement.

         Section 8.2 In all cases, Depository maintains a degree of confidentiality with respect to client records and transactions commensurate with exchange requirements and with the standards applicable to Depository's own confidential information.

         Section 8.3 It is further agreed that neither party will use the name of the other or any affiliate

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thereof in its advertising or in its public relations with third parties without prior written consent of the party so referenced: provided, however, that Depository acknowledges that disclosure obligations applicable to registered investment companies will require public filing of this contract with the Securities and Exchange Commission and identification of Depository as custodian to the First Eagle Overseas Variable Fund in Depositor's publicly available registration statement.

                                    Section 9
                                    ---------

                                  Miscellaneous
                                  -------------

         Section 9.1. Any notice, demand or instruction authorized or required by, or given pursuant to, this Agreement shall be in writing and be deemed given if sent by first class airmail or by tested telex or delivered to a party at its principal place of business set forth on Schedule III hereto.

         Section 9.2. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement.

         Section 9.3. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that, except as provided herein, this Agreement shall not be assignable by either party without the written consent of the other party.

         Section 9.4. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         Section 9.5. If any term or provision of this Agreement should be declared invalid by a court of competent jurisdiction', the remaining terms and provisions of this Agreement shall be unimpaired.

         Section 9.6. This Agreement, together with all the Schedules and Exhibits attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes in all respects all prior proposals, negotiations, conversations, discussions, and agreements made between the parties concerning the subject matter hereof.

         Section 9.7 The parties acknowledge that First Eagle Overseas Variable Fund is a separate investment portfolio of Depositor, as is permitted by the 1940 Act and Delaware law. All obligations of Depositor hereunder are limited to such portfolio and any amount owed by Depositor hereunder shall be paid only from the assets of such portfolio.

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         IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

                                     HSBC Bank USA

By:                                  By:
     -------------------------------     ------------------------------------
     Name:                               Name:
     Title:                              Title:

By:                                  By:
     -------------------------------     ------------------------------------
     Name:                               Name:
     Title:                              Title:

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